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                                                                    EXHIBIT 23-H

                     CONSENT OF BT ALEX. BROWN INCORPORATED

    We hereby consent to the use of our name and to the description of our opinion letter, dated January 18, 1998, to the Board of Directors of USF&G Corporation (the "Company") under the captions "Summary--The Merger--Opinions of Financial Advisors," "The Merger--Reasons for the Merger; Recommendations of the Board of Directors--USF&G" and "The Merger--Opinions of Financial Advisors--USF&G" in, and to the inclusion of such opinion letter (in whole but not in part) as Annex E to, the Joint Proxy Statement/Prospectus of the Company and The St. Paul Companies, Inc. ("St. Paul"), which is part of the Registration Statement of St. Paul on Form S-4 (the "Registration Statement"). In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          BT ALEX. BROWN INCORPORATED

                                          /s/ BT ALEX. BROWN INCORPORATED

February 27, 1998